UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
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Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Buffalo Wild Wings Comments on Marcato’s Criticism of Buffalo Wild Wings’ Proxy Materials
Buffalo Wild Wings Affirms Data in Its Proxy Statement is Accurate and SEC Compliant
MINNEAPOLIS--(BUSINESS WIRE)--Buffalo Wild Wings, Inc. (NASDAQ:BWLD) today issued the following statement regarding the U.S. Securities and Exchange Commission (“SEC”) required performance graph contained in its definitive proxy statement filed on April 21, 2017 (“Proxy Statement”) in connection with the company’s upcoming 2017 Annual Meeting of Shareholders to be held on June 2, 2017:
Marcato Capital Management, L.P. (“Marcato”) has publicly claimed that the Buffalo Wild Wings proxy statement contains an erroneous Total Return Comparison Graph (“TRCG”) on page 29 of the Proxy Statement. We believe the TRCG is accurate and SEC compliant.
To calculate its TRCG, Buffalo Wild Wings retained an experienced third party, Research Data Group, Inc. (“RDG”), the largest independent provider of performance graphs for proxy statements and annual reports. RDG’s client base includes more than 1000 public companies and more than 250 of the S&P 500. Since its founding in 1992, RDG has provided tens of thousands of TRCGs for inclusion in SEC filings and guarantees that its calculations are compliant with the SEC’s rules and regulations.
The TRCG included in the Proxy Statement was provided by RDG based on methodologies that we understand RDG has used throughout its history. RDG’s methodology for sub-indexes like the S&P 600 Restaurant Index is to use the constituents of the sub-index as of the last day of the subject company’s fiscal year. Consistent with SEC rules, RDG then calculates the total return of those companies over the preceding five-year period, rebalancing the portfolio once per year (based on market capitalization at December 31) and including newly public companies as of the first day of the year following their IPO. We understand that this methodology has been consistently employed across RDG’s client base for any industry sub-index or peer- or custom-index. Buffalo Wild Wings has used RDG’s services, and therefore this methodology, since 2006.

Buffalo Wild Wings believes the TRCG accurately represents the blended, market-capitalization weighted returns generated by companies that were constituents of the S&P 600 Restaurant Index as of the end of its last fiscal year. As the chart demonstrates, Buffalo Wild Wing’s total return outperformed this index over the last five years.
Furthermore, Buffalo Wild Wings has generated industry-leading total shareholder returns since its IPO in 2003. Over shorter periods (such as one and three years) and longer periods (such as ten years), the company has delivered a total return exceeding the median return generated by other casual dining restaurant companies.1
The company recommends shareholders vote on the YELLOW proxy card “FOR” each of Buffalo Wild Wings’ nine nominees: Cynthia L. Davis, Andre J. Fernandez, Janice L. Fields, Harry A. Lawton, J. Oliver Maggard, Jerry R. Rose, Sam B. Rovit, Harmit J. Singh and Sally J. Smith. Shareholders may vote by telephone, by Internet or by signing and dating the YELLOW proxy card and returning it in the postage-paid envelope provided.
If you have any questions or require any assistance with voting your shares, please contact the company’s proxy solicitor listed below:
MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
Lazard Ltd is serving as financial advisor and Faegre Baker Daniels is serving as legal advisor to the company.
About the Company
Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings(R) restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ(TM) to Blazin'(R). Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,220 Buffalo Wild Wings locations around the world.
To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.
Cautionary Statement Regarding Certain Information
This communication contains “forward-looking statements” within the meaning of the federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statement that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports we file with the SEC. We do not assume any obligation to publicly update any forward-looking statement after they are made, whether as a result of new information, future events or otherwise.
Important Information
Buffalo Wild Wings, Inc., its directors and certain of its executive officers and employees are participants in the solicitation of proxies from Buffalo Wild Wings shareholders in connection with its 2017 annual meeting of shareholders to be held on June 2, 2017. Information concerning the identity and interests of these persons is available in the definitive proxy statement Buffalo Wild Wings filed with the SEC on April 21, 2017.
Buffalo Wild Wings has filed a definitive proxy statement in connection with its 2017 annual meeting. The definitive proxy statement, any amendments thereto and any other relevant documents, and other materials filed with the SEC concerning Buffalo Wild Wings are (or will be, when filed) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the definitive proxy statement and any other relevant documents that Buffalo Wild Wings files with the SEC when they become available before making any voting decision because they contain important information.
1 Source: Company filings and FactSet. Market data as of March 31, 2017. BWLD became publicly traded on November 21, 2003. Casual dining peers include BBRG, BJRI, BLMN, CAKE, California Pizza Kitchen, CBRL, CHUY, DENN, DIN, DRI, EAT, IRGT, P.F. Chang’s, RRGB, RT, TXRH. BBRG, BLMN, CHUY, IRGT and TXRH included as of respective IPO dates. California Pizza Kitchen and P.F. Chang’s data included until buyouts in July 2011 and July 2012, respectively. P.F. Chang’s is excluded from five-year total shareholder return comparison.

Contacts
Buffalo Wild Wings, Inc.
Investor Relations:
Heather Pribyl, 952-540-2095
or
Additional Investor Contact:
MacKenzie Partners, Inc.
Bob Marese/Paul Schulman
212-929-5500
or
Media
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Nick Lamplough
212-355-4449